UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 23, 2015

Marketo, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35909	56-2558241
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Mariners Island Blvd., Suite 500
San Mateo, California 94404

(Address of principal executive offices, Zip code)

(650) 376-2300

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 23, 2015, the board of directors (the “Board”) of Marketo, Inc. (the “Company”), upon the recommendation of the Nominating and Governance Committee of the Board (the “N&G Committee”), appointed Ms. Cambria Dunaway as a class III director to hold office until the 2016 Annual Meeting of Stockholders or until her successor is duly elected and qualified or until her earlier resignation or removal. In addition, the Board, upon the recommendation of the N&G Committee, appointed Ms. Dunaway to the Audit Committee of the Board, effective October 23, 2015. Following Ms. Dunaway’s appointment, the Audit Committee is comprised of Mr. Roger Siboni (chairperson), Mr. Neeraj Agrawal, Ms. Dunaway, and Mr. Tae Hea Nahm.

As compensation for her service on the Board and the Audit Committee, Ms. Dunaway will receive the Company’s standard compensation for non-employee directors, as described in its Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on April 17, 2015. In connection with her appointment, the Company and Ms. Dunaway will enter into the Company’s standard indemnification agreement for directors, the form of which was filed with the SEC on April 2, 2013 as Exhibit 10.1 to the Company’s Registration Statement on Form S-1.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2015

MARKETO, INC.

By:	/s/ Margo M. Smith
Name:	Margo M. Smith
Title:	Senior Vice President & General Counsel

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